Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-2 of our report dated October 28, 2004 relating to the consolidated financial statements of CHS Inc. and subsidiaries, which appears in such Amendment No. 1 to the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

January 25, 2005